July 28, 1997



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re: Registration Statement on Form S-8 ("Form S-8") for Equitable Resources, Inc.

Gentlemen:

      Equitable Resources, Inc. (the "Company"), hereby transmits the following:

      1. Registration Statement on Form S-8 covering 260,000 shares of the Company's Common Stock, no par value, together with all exhibits (bearing signatures in typed form throughout) to register shares issuable under the Equitable Resources, Inc. Nonstatutory Stock Option Plan.

      2. The registration fee in the amount of $2,315 was calculated pursuant to Rule 457(h) based on the average of the high and low prices as reported for the Company's Common Stock in the consolidated reporting system on July 23, 1997. This amount was transferred this date to the Securities and Exchange Commission's lockbox (Account No. 910-8739) at Mellon Bank, N.A., Pittsburgh, Pennsylvania.

      If you have any questions or comments concerning this filing or the matters referred to above, please do not hesitate to contact the undersigned at
(412) 553-5727.

                                   Very truly yours,


                                    /s/ELLIOT GILL
                                       Elliot Gill
                              Senior Securities Attorney
eg\sc\s8-regi

      As filed with the Securities and Exchange Commission on  July 28, 1997


                                                      Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            EQUITABLE RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


         Pennsylvania                                      25-0464690
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)


    420 Boulevard of the Allies
     Pittsburgh, Pennsylvania                                15219
(Address of Principal Executive Office)                    (Zip Code)

                            Equitable Resources, Inc.
                         Nonstatutory Stock Option Plan
                            (Full title of the Plan)

              A. Mark Abramovic, Vice President and Chief Financial Officer
               420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15219
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (412) 553-5700


                         CALCULATION OF REGISTRATION FEE

================================================================================

    Title of      Amount to be  Proposed maximum  Proposed maximum   Amount of
   securities      registered   offering price    aggregate offer-  registration
to be registered                   per share         ing price          fee

================================================================================
  Common Stock
 (No Par Value)   260,000 shares    $29.375         $7,637,500         $2,315

================================================================================

*Estimated solely for the purpose of calculating the registration fee; computed on the basis of the price at which securities of the same class were sold on July 23, 1997 pursuant to Rule 457(h).

eg\sc\s8-regi

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT




Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      The Company incorporates herein by reference the following documents, which also have been or will be filed with the Commission.

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

      (2) The Company's Proxy Statement dated April 9, 1997 for the Company's Annual Meeting of Shareholders held May 23, 1997.

      (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

      (4) The Company's Current Reports on Form 8-K filed on February 20, 1997, May 19, 1997, July 17, 1997 and July 21, 1997.


      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


Item 4.  DESCRIPTION OF SECURITIES

      The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock, without par value, of which, as of the date of this Prospectus, approximately 35,500,000 shares are issued and outstanding, and 3,000,000 shares of preferred stock, without par value (the "Preferred Stock"), which may be issued in one or more series, with such designations, preferences, limitations, voting rights, conversion privileges and other relative rights and terms as shall be set forth in resolutions adopted by the Board of Directors providing for the issuance thereof. No Preferred Stock is currently issued and outstanding.

      The following description of the Common Stock and Preferred Stock is summarized from the relevant provisions of the Restated Articles of the Company, as amended (the "Articles"). For a complete statement of such provisions, reference is made to the Articles, which are filed as an Exhibit to the Registration Statement of which this Prospectus is a part. Whenever particular provisions of the Articles or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and such statements are qualified in their entirety by such reference.


VOTING RIGHTS AND OTHER TERMS OF COMMON STOCK

      The Articles provide that, except in the event that Preferred Stock with voting rights is issued, the holders of Common Stock have exclusive voting rights for the election of Directors and for all other purposes and are entitled to one vote for each share held. In all elections for Directors, every shareholder entitled to vote has cumulative voting rights, and such rights cannot be changed with respect to any class of stock without the vote or written consent of the holders of at least two-thirds of the number of shares of such class of stock then outstanding. The Articles do not provide for any conversion rights, sinking fund provisions, redemption provisions, liquidation rights or restrictions on alienability with respect to the Common Stock.


PREFERRED STOCK

      The authorized shares of Preferred Stock are issuable without further shareholder approval, in one or more series as determined by the Board of Directors, with such voting rights, liquidation preferences, redemption rights, conversion rights and other rights as specified by the Board of Directors. All or some of the rights may be senior to the Common Stock and could create some preferences in favor of such holders over the holders of the Common Stock, without the approval of the shareholders. Issuance of Preferred Stock, however, may be subject to certain rules of the New York Stock Exchange and the Philadelphia Stock Exchange.


CERTAIN PROVISIONS OF THE ARTICLES

      The Articles provide that a "Business Combination" involving a "Related Person" (as those terms are defined in the Articles) must satisfy certain minimum price and procedural requirements, unless approved by holders of at least 80% of the stock entitled to vote in an annual election of Directors or by a two-thirds vote of the "Continuing Directors" (as defined in the Articles) who are unaffiliated with the Related Person. A shareholder vote of at least 80% of the voting power of all shares entitled to vote is required in order to amend, alter, change or repeal, or adopt any provisions inconsistent with, the above described provisions of the Articles.

      The Articles provide that the number of Directors constituting the whole Board of Directors shall not be less than five nor more than twelve, as fixed from time to time by resolution of the Board of Directors. The Articles classify the Board of Directors into three classes as nearly equal in number as possible with staggered three-year terms of office. Such classification of the Board of Directors dilutes the benefit of the cumulative voting rights for the election of Directors by decreasing the number of Directors to be elected annually. Any Director, any class of Directors or the entire Board may be removed without cause by the affirmative vote of at least 80% of all shares entitled to vote at an annual election of Directors; provided, however, that no individual Director may be removed without cause (unless the entire Board of Directors or any class of Directors is removed) if the vote cast against such removal would be sufficient, if voted cumulatively for such Director, to elect him or her to the class of Directors of which he or she is a member. A vacancy on the Board is filled by a majority vote of the remaining Directors then in office. However, if the vacancy resulted from removal from office by a vote of the shareholders, then such vacancy may be filled by the shareholders at the same meeting at which such removal occurs. All Directors elected to fill vacancies hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. The foregoing provisions do not apply to any Director elected by holders of Preferred Stock having the right, voting separately as a class, to elect Directors.

      With certain exceptions, the Articles require the holders of at least 80% of the voting power of the stock entitled to vote at an annual election of Directors to amend or repeal amendments to the Articles or By-Laws not previously approved by a two-thirds vote of the whole Board of Directors. However, if such an amendment to the Articles or By-Laws has been approved by a two-thirds vote of the whole Board of Directors, then the affirmative vote of not less than the majority of the votes which all shareholders are entitled to cast thereon is required to effectuate the amendment.


SPECIAL VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS

      The Company is subject to provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") regarding business combinations. The PBCL prohibits certain business combinations (as defined in the PBCL) involving a Pennsylvania corporation that has shares registered under the Exchange Act and an "interested shareholder" unless one of five conditions is satisfied or an exception is found. An "interested shareholder" is generally defined to include a person who beneficially owns shares entitled to cast at least 20% of the votes, and a person who is an affiliate or associate of the corporation and at any time within three years prior to the date in question owned shares entitled to cast at least 20% of the votes, that all shareholders would be entitled to cast in an election of Directors of the corporation.

      In general, a corporation can effect a business combination involving an interested shareholder under the PBCL if one of the following five conditions is satisfied: (i) prior to the date on which the person becomes an interested shareholder, the Board of Directors approves the business combination or the purchase of shares that causes the person to become an interested shareholder;
(ii) the business combination is approved by an affirmative vote of the holders of all outstanding common shares; (iii) the business combination is approved by the disinterested shareholders entitled to cast a majority of all votes shareholders would be entitled to vote at an election of Directors at a meeting called at least five years after the date the person becomes an interested shareholder; (iv) the interested shareholder holds shares entitled to cast 80% or more of the votes that all shareholders would be entitled to cast in an election of Directors and the business combination is approved by the disinterested shareholders entitled to cast a majority of the votes that all shareholders would be entitled to cast in an election of Directors at a meeting held at least three months after the interested shareholder acquired such 80% interest, provided that the fair price and procedural requirements set forth in the PBCL are satisfied; or (v) the business combination is approved by the shareholders at a meeting called at least five years after the date the person becomes an interested shareholder, provided that the fair price and procedural requirements set forth in the PBCL are satisfied.


MERGER OR CONSOLIDATION WITHOUT SHAREHOLDER APPROVAL

      Under the PBCL,  no  approval  of the  shareholders  of a  corporation  is required  in  respect  of a plan  of  merger  or  consolidation  involving  that corporation if (i) the surviving or new corporation is a Pennsylvania corporation whose articles of incorporation are identical to the articles of the corporation (except changes that can be made without shareholder approval), each share is to continue as or be converted into an identical share of the surviving corporation and the shareholders of the corporation will hold in the aggregate shares in the surviving or new corporation entitled to cast at least a majority of the votes entitled to vote at an election of Directors; (ii) another corporation that is a party to the merger or consolidation directly or indirectly owns 80% or more of the shares of each class of the corporation; or
(iii) no shares of the constituent corporation have been issued prior to the merger or consolidation.


RESTRICTIONS ON PAYMENT OF DIVIDENDS

      Dividends may be declared by the Board of Directors and paid on Common Stock in accordance with the provisions of the PBCL and subject to any restrictions imposed by any series of Preferred Stock that may be authorized by the Board of Directors in the future.

      The Company's right to declare or pay dividends and make certain other distributions on, and to purchase shares of, Common Stock is limited by provisions contained in the Company's 7 1/2% Debentures due 1999 and 9.9% Debentures due 2013.


PREEMPTIVE RIGHTS

      The holders of Common Stock have preemptive rights with respect to any offering by the Company of new or additional shares of Common Stock, or any security convertible into Common Stock, for money, other than (i) by a public offering of all of such shares or offering of all of such shares to or through underwriters or investment bankers who shall have agreed promptly to make a public offering of such shares, or (ii) pursuant to any employee compensation, incentive or other benefit program adopted by the Board. The Board of Directors may limit the time within which such preemptive rights may be exercised. These provisions cannot be changed without the vote or written consent of the holders of at least two-thirds of the outstanding shares of Common Stock.


CHANGE OF CONTROL

      The Company's Articles contain certain provisions that could make more difficult a change in control of the Company not having approval of the Board of Directors. Such provisions include the ability of the Board to issue blank check Preferred Stock, the staggered classes of the Board of Directors and the 80% shareholder vote required to remove Directors or amend the Articles and By-Laws. In addition, the Company is subject to the PBCL provisions discussed above relating to business combinations and interested shareholders.

      In addition, the Company has entered into a Rights Agreement, dated as of April 1, 1996 between the Company and Chemical Mellon Shareholder Services, L.L.C. (the "Rights Plan"). Under the Rights Plan, holders of shares of the Company's Common Stock outstanding on the close of business on April 1, 1996 and of each share issued thereafter and prior to the Distribution Date (as hereinafter defined) were granted the right (a "Right") for each share of such Common Stock to purchase one-one hundredth (1/100) of a share of a new series of Preferred Stock at a price (subject to adjustment) of $145 per one-hundredth share (the "Purchase Price"). Upon the occurrence of a Trigger Event (as hereinafter defined) the Right becomes the right to purchase at the Purchase Price (as adjusted) the number of shares of Common Stock of the Company (or in a case of a merger of the Company into, or sale of substantially all of its assets to, another entity the shares of the other entity into which such shares of Common Stock were converted or exchanged) equal to the Purchase Price divided by 50% of the then market value of the Common Stock. In effect, the issuance of the Right gives each holder of the Company's Common Stock (other than any Acquiring Person (as hereinafter defined) or Affiliate or Associate thereof) the right to purchase Common Stock having a market value of $290 for $145, causing a large dilutive effect.

      Until the Distribution Date, the Rights are not represented by separate certificates and trade with the related shares of Common Stock. On the date (the "Distribution Date") which is the earlier of (1) the close of business on the tenth day after the first date of a public announcement by the Company or a third person that such third person has become an Acquiring Person or (2) the close of business on the tenth day after the date on which a tender or exchange offer has been commenced, or the first public announcement of the intent by a person to commence such an offer, to acquire sufficient shares of the Company's Common Stock to become an Acquiring Person, certificates representing the Rights shall be issued and the Rights shall become transferable separately from the underlying shares of Common Stock. In the event that any person, alone or together with its Affiliates and Associates, becomes a 15% shareholder (an "Acquiring Person") or an Acquiring Person or any Associate or Affiliate of any Acquiring Person shall merge into or otherwise combine with the Company and the Company shall continue as the surviving corporation or, following a person becoming an Acquiring Person, the Company shall consolidate with or merge with and into another person or shall sell more than 50% of its assets or earning power to another person, such event shall constitute a "Trigger Event" which triggers the right to purchase the Company's Common Stock described above.

     The Board of Directors may at its option at any time prior to the Distribution Date redeem the Rights at a redemption price of $.01 per Right, provided that if this option is exercised after a person becomes an Acquiring Person or after the date of a change in a majority of the Directors in office as a result of a proxy solicitation, such redemption must be authorized by a majority of Disinterested Directors.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL


      Certain legal matters in connection with the sale of the shares of Common Stock offered hereby will be passes upon for the Company by Johanna G. O'Loughlin, employed by the Company as its Vice President and General Counsel. On July 21, 1997, Ms. O'Loughlin beneficially owned 345 shares of the Company's Common Stock and held options to purchase an additional 4,000 shares of Common Stock.

      The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the "PBCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such persons is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

      PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:


      (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

      (2)   if such a quorum is not obtainable,  or if obtainable and a majority
            vote  of  a  quorum  of  disinterested   directors  so  directs,  by
            independent legal counsel in a written opinion; or

      (3)   by the shareholders.

      Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      PBCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

      PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise by any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      Article IV of the By-Laws of the Registrant provides that the Directors, officers, agents and employees of the Registrant shall be indemnified as of right to the fullest extent now or hereafter not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Registrant or otherwise) arising out of their service to the Registrant or to another enterprise at the request of the Registrant.

      PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

      Article IV of the By-Laws of the Registrant provides that the Registrant may purchase and maintain insurance to protect itself and any Director, officer, agent or employee entitled to indemnification under Article IV against any liability asserted against such person and incurred by such person in respect of the service of such person to the Registrant whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of Article IV.

      The Registrant maintains directors' and officers' liability insurance covering its Directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Under this insurance, the Registrant may receive reimbursement for amounts as to which the Directors and officers are indemnified by the Registrant under the foregoing By-Law indemnification provision. Such insurance also provides certain additional coverage for the Directors and officers against certain liabilities even though such liabilities may not be covered by the foregoing By-Law indemnification provision.

      As permitted by PBCL Section 1713, the Articles and the By-Laws of the Registrant provide that no Director shall be personally liable for monetary damages for any action taken, or failure to take any action, unless such Director's breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a Director pursuant to any criminal statute or the liability of a Director for the payment of taxes pursuant to Federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a Director acted in the best interests of the corporation. PBCL Section 1712, in defining the standard of care a Director owes to the corporation, provides that a Director stands in a fiduciary relation to the corporation and must perform his duties as a Director or as a member of any committee of the Board in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

Item 8.  EXHIBITS

         Number   Description

          4.1     Restated Articles of Incorporation of the Company.
          4.2     Certificate of Designation to the Articles of Incorporation.
          4.3     By-Laws of the Company, as amended.
          4.4. Rights Agreement, dated as of April 1, 1996 between the Company and Chemical Mellon Shareholder Services, L.L.C.
          5.1     Opinion of Johanna G. O'Loughlin, Vice President  and General
                    Counsel
         23.1     Consent  of  Ernst  & Young  LLP,  independent  auditors,
                    filed herewith.
         23.2     Consent of Johanna G. O'Loughlin (included in Exhibit 5.1).


Item 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:


         (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


         (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on July 28, 1997.


                                                  EQUITABLE RESOURCES, INC.
                                                         (Registrant)



                                             By    /s/ A. MARK ABRAMOVIC
                                                       A. Mark Abramovic
                                                   Senior Vice President and
                                                    Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 28, 1997:



                 Signature                              Title


           /s/ DONALD I. MORITZ           Chief Executive Officer and Director
               Donald I. Moritz


          /s/ A. MARK ABRAMOVIC           Senior Vice President and Chief
              A. Mark Abramovic           Financial Officer
                                          (Chief Accounting Officer)


           /s/ PAUL CHRISTIANO            Director
               Paul Christiano


       /s/ E. LAWRENCE KEYES, JR..        Director
           E. Lawrence Keyes, Jr.


          /s/ THOMAS A. MCCONOMY          Director
              Thomas A. McConomy


           /s/ MALCOLM M. PRINE           Director
               Malcolm M. Prine


                                          Director
               James E. Rohr


          /s/ PHYLLIS A. SAVILL           Director
              Phyllis A. Savil


           /s/ DAVID S. SHAPIRA           Director
               David S. Shapira


          /s/ J. MICHAEL TALBERT          Director
              J. Michael Talbert

                                                           EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of Equitable Resources, Inc. for the
registration of 260,000 shares of its common stock pertaining to the Equitable Resources, Inc. Nonstatutory Stock Option Plan and to the incorporation by reference therein of our report dated February 19, 1997, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                          /s/Ernst & Young  LLP





Pittsburgh, Pennsylvania
July 21, 1997





eg\sc\ex23.1

July 28, 1997


Equitable Resources, Inc.
420 Boulevard of the Allies
Pittsburgh, PA 15219

Gentlemen:

      I am the Vice President and General Counsel to Equitable Resources, Inc., a Pennsylvania corporation (the "Company"), and I have acted in such capacity in connection with the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 260,000 shares of Common Stock, no par value, which may be issued upon the exercise of stock options under the Equitable Resources, Inc. Nonstatutory Stock Option Plan (the "Plan"). In such connection, I have examined the originals, or copies thereof identified to my satisfaction, of such corporate records of the Company and such other documents, records, opinions and papers as I have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

      I understand that, prior to the sale or distribution of Common Stock under the Plan, the Registration Statement will have become effective under the Securities Act of 1933.

      Based on the foregoing, I advised you that in my opinion:

      1. The Company has been duly organized and is a validly existing corporation under the laws of the Commonwealth of Pennsylvania;

      2. The 260,000 shares of Common Stock which are being registered and which have been authorized for issuance in accordance with the Plan, are, or will be, when sold in accordance with the provisions of the Plan, legally issued, fully paid and non-assessable.
      I hereby consent to the filing of my opinion as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,


                                      /s/ JOHANNA G. O'LOUGHLIN
                                          Johanna G. O'Loughlin
                                    Vice President and General Counsel



sc8regi

==============================================================================
EXHIBIT INDEX
==============================================================================

Number                Description                        Method of Filing

4.1      Restated  Articles  of  Incorporation     Previously  filed as Exhibit
         of  the   Company,   as  amended  and     3(I)   to   the    Company's
         restated as of May 28, 1996.              Quarterly   Report  on  Form
                                                   10-Q for the  quarter  ended
                                                   March    31,    1996,    and
                                                   incorporated    herein    by
                                                   reference.

4.2      By-Laws of the Company, as amended.       Previously  filed as Exhibit
                                                   3(ii)   to   the   Company's
                                                   Quarterly   Report  on  Form
                                                   10-Q for the  quarter  ended
                                                   March    31,    1996,    and
                                                   incorporated    herein    by
                                                   reference.

4.3      Certificate  of  Designation  to  the     Previously  filed as Exhibit
         Articles  of   Incorporation  of  the     A  to   Exhibit   1  to  the
         Company  setting  forth  the terms of     Company's       Registration
         the Series One Preferred Stock.           Statement  on Form 8-A dated
                                                   April    16,    1996,     and
                                                   incorporated     herein    by
                                                   reference.

4.4      Rights  Agreement,  dated as of April     Previously  filed as Exhibit
         1, 1996, between the Company and 1 to the Company's Chemical Mellon Shareholder Registration Statement on
         Services, L.L.C.                          Form  8-A  dated  April  16,
                                                   1996,    and    incorporated
                                                   herein by reference.

5.1      Opinion  of  Johanna  G.  O'Loughlin,     Filed herewith.
         Esq.  as  to  the   legality  of  the
         Common Stock registered hereby.

23.1     Consent of Ernst & Young LLP              Filed herewith.

23.2     Consent  of  Johanna  G.  O'Loughlin,     Included in Exhibit 5.1.
         Esq.